UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported):  October 13, 2006


                           Integrated BioPharma, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

           000-28876                                     22-2407475
      (Commission File Number)                 (IRS Employer Identification No.)

           225 Long Avenue
         Hillside, New Jersey                                  07205
(Address of Principal Executive Offices)                     (Zip Code)

                                 (973) 926-0816
              (Registrant's Telephone Number, Including Area Code)


          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02        Unregistered Sales of Equity Securities

         On October 13, 2006, Integrated BioPharma, Inc. (the "Company") entered into a Stock Redemption Agreement (the "Redemption Agreement") with Alexandra Global Master Fund Ltd. ("Alexandra") to redeem all of the 650 shares of the Company's Series B Redeemable Convertible Preferred Stock ("Preferred Stock") held by Alexandra, at their aggregate stated value of $6.5 million plus related dividends. The redemption was completed on October 16, 2006.

         Pursuant to the Redemption Agreement, in addition to cash consideration of $6,747,397.26, representing the face amount of the Preferred Stock and the related dividends, the Company also agreed to issue to Alexandra a warrant (the "Additional Warrant") to purchase 100,000 shares of common stock of the Company at an exercise price of $12 per share until October 2011, with the Additional Warrant being exercisable at the option of the Company if the weighted average price of the Company's common stock exceeds $18.00 for a twenty-trading day period and other conditions are met. The Company further agreed to adjust the warrant issued to Alexandra in 2004 in connection with the initial purchase of the Preferred Stock to conform to the terms of the Additional Warrant.

         Also pursuant to the Redemption Agreement, the Company agreed to file a registration statement under the Securities Act of 1933, as amended (the "Securities Act") on behalf of Alexandra no later than April 1, 2007 covering the 100,000 shares of the Company's common stock underlying the Additional Warrant. Neither the Additional Warrant nor the shares of the Company's common stock underlying the Additional Warrant have been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

         Subsequent to the redemption of Alexandra's shares of Preferred Stock, only 25 shares of Preferred Stock held by another party remain outstanding.

         The Company announced the redemption of the shares of Preferred Stock in a press release on October 18, 2006, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.       Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.      Description
-----------      -----------
99.1             Press Release of Integrated BioPharma, Inc.,
                 issued on October 18, 2006

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             INTEGRATED BIOPHARMA, INC.


Date:  October 19, 2006                      By:/s/ Dina Masi
                                             ----------------
                                             Dina Masi
                                             Chief Financial Officer